United States
Securities and Exchange Commission
Washington, D.C. 20549
_______________________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2006

Chesapeake Utilities Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

909 Silver Lake Boulevard, Dover, Delaware 19904
(Address of principal executive offices, including Zip Code)

(302) 734-6799
(Registrant's Telephone Number, including Area Code)

_______________________________________________________________
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

Chesapeake Utilities Corporation (“Chesapeake” or “the Company”) and Paul M. Barbas were parties to an Executive Employment Agreement (“Agreement”) dated August 4, 2003. Mr. Barbas has resigned from the Company effective September 30, 2006, as described more fully below and in the attached press release, and will no longer be employed by the Company pursuant to the Agreement. The Agreement contains certain limited noncompetition covenants to which Mr. Barbas will be subject for a period of 15 months commencing September 30, 2006.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 7, 2006, Chesapeake issued a press release announcing that Paul M. Barbas resigned as Executive Vice President and Chief Operating Officer of the Company effective September 30, 2006. The Company received Mr. Barbas’ notice of resignation on August 31, 2006, which indicated that Mr. Barbas was pursuing another career opportunity.

A copy of the press release announcing Mr. Barbas’ resignation is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit 99.1 — Press Release of Chesapeake Utilities Corporation, dated September 7, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

/s/ John R. Schimkaitis
—————————————
John R. Schimkaitis
President and Chief Executive Officer

Date: September 7, 2006